The information in this prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-279143
SUBJECT TO COMPLETION, DATED MAY 8, 2024
Preliminary Prospectus Supplement
(To Prospectus dated May 6, 2024)
$
CNO Financial Group, Inc.
% Senior Notes due

CNO Financial Group, Inc., a Delaware corporation (“CNO”), is offering $      aggregate principal amount of    % senior notes due      (the “Notes”). The Notes will mature on     ,      . CNO will pay interest on the Notes on       and        of each year, commencing on       , 2024. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We may redeem some or all of the Notes at our option at any time and from time to time prior to      ,       (the date that is      months prior to the maturity date of the Notes) at the “make-whole” redemption price described in this prospectus supplement under “Description of Notes — Optional Redemption.” On and after      ,      , we may redeem some or all of the Notes at our option at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest up to, but excluding, the date of redemption. See “Description of Notes — Optional Redemption.”
The Notes will be CNO’s senior unsecured obligations and will rank equally with CNO’s other senior unsecured and unsubordinated debt from time to time outstanding. The Notes will be effectively subordinated to all of CNO’s future indebtedness that is secured, to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of CNO’s subsidiaries.
See “Risk Factors” beginning on page S-4 to read about important factors you should consider before buying the Notes.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price	%	$
Underwriting discount*	%	$
Proceeds, before expenses, to CNO	%	$

*
We refer you to the “Underwriting (Conflicts of Interest)” section beginning on page S-32 of this prospectus supplement for additional information regarding underwriting compensation.

The initial public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from      , 2024 and must be paid by the purchasers if such Notes are delivered after      , 2024.
The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company (“DTC”) and its direct and indirect participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), against payment in New York, New York on      , 2024.
Joint Book-Running Managers
Goldman Sachs & Co. LLCRBC Capital Markets Barclays KeyBanc Capital Markets
Prospectus Supplement dated May   , 2024.

Prospectus Supplement
Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the SEC. Neither we nor the underwriters have authorized anyone else to provide you with different or additional information or make any representation other than what is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus or any document incorporated by reference is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
It is expected that delivery of the Notes will be made against payment therefor on or about      , 2024, which will be the      business day following the date of pricing of the Notes (such settlement period being herein referred to as “T+      ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to two business days before delivery will be required, by virtue of the fact that the Notes initially settle in T+     , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their advisors.
ABOUT THIS PROSPECTUS SUPPLEMENT
As used in this prospectus supplement, unless otherwise specified or unless the context indicates otherwise, references in this prospectus supplement to “CNO Financial Group,” the “Company,” “we,” “us,” and “our” refer to CNO Financial Group, Inc. and, unless otherwise indicated or the context otherwise requires, its subsidiaries on a consolidated basis and “CNO” refers only to the CNO Financial Group, Inc. on an unconsolidated basis. Such terms, when used to describe insurance business and products, refer to the insurance business and products of CNO’s insurance subsidiaries.
This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering of securities. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our website at www.CNOinc.com as soon as administratively possible after they are filed with, or furnished to, the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov.
CNO has filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 with respect to the Notes and certain other securities. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, reference is made to the registration statement and to the exhibits. Statements in this prospectus supplement about the contents of any contract, agreement or other document are necessarily not complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respect by reference to the document to which it refers.

S-ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
In this prospectus supplement, CNO “incorporates by reference” the information that it files with the SEC, which means that CNO can disclose important information to you by referring you to a document that it filed with the SEC. The information so incorporated by reference is considered to be a part of this prospectus supplement, and information that CNO files later with the SEC will automatically update and supersede this information. Any information contained in this prospectus supplement updates and, where applicable, supersedes the information in the documents incorporated by reference herein listed below. CNO incorporates by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any Current Reports on Form 8-K containing any disclosure pursuant to Item 2.02 or Item 7.01 unless otherwise indicated), after the date of this prospectus supplement and until the settlement of the offering of the Notes:
•
Annual Report on Form 10-K for the year ended December 31, 2023;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

•
Portions of our Definitive Proxy Statement on Schedule 14A filed on March 27, 2024 that are incorporated by reference into Part III of our Form 10-K for the year ended December 31, 2023, filed on February 23, 2024; and

•
Current Report on Form 8-K filed on February 13, 2024 (solely with respect to Item 5.02 therein).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
CNO will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to CNO at Investor Relations, CNO Financial Group, Inc., 11299 Illinois Street, Suite 200, Carmel, Indiana 46032, (317) 817-2893. You may also obtain the documents incorporated by reference into this prospectus supplement as of the date hereof at CNO’s website, www.CNOinc.com. All other information contained on or accessible through CNO’s website is not a part of this document.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Our statements, trend analyses and other information contained in this prospectus supplement and the documents incorporated by reference relative to markets for CNO’s products and trends in CNO’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic,” “guidance,” “outlook,” “sustainable” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement, provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
•
general economic, market and political conditions and uncertainties, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so;

•
the impact of pandemics, including the novel coronavirus pandemic, and major public health issues and the resulting financial market, economic and other impacts;

•
exposure to interest rate risk, including interest rate volatility, may negatively impact our results of operations, financial position or cash flow;

•
future investment results, including the impact of realized losses (including other-than-temporary impairment charges) may diminish the value of our invested assets and negatively impact our profitability, our financial condition and our liquidity;

•
the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject;

•
our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products;

•
our ability to obtain adequate and timely rate increases on our health products, including our long-term care business;

•
the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries;

•
mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates, changes in the health care market and other factors which may affect the profitability of our insurance products;

•
the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value;

•
our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service;

•
changes in accounting principles and the interpretation thereof;

•
our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements;

•
our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition;

S-iv

•
our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs;

•
changes in capital deployment opportunities;

•
our ability to maintain effective controls over financial reporting and modeling;

•
our ability to continue to recruit and retain productive agents and distribution partners;

•
customer response to new products, distribution channels and marketing initiatives;

•
inflation or other unfavorable economic or business conditions may impact the sales and persistency of insurance products, a portion of our insurance policy benefits affected by increased medical coverage costs and various selling, general and administrative expenses;

•
our ability to maintain the financial strength ratings of CNO and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital, and the cost of capital;

•
regulatory changes or actions, including: those relating to regulation of the financial affairs of our insurance companies, such as the calculation of risk-based capital and minimum capital requirements, and payment of dividends and surplus debenture interest to us; regulation of the sale, underwriting and pricing of products; health care regulation affecting health insurance products; and privacy laws and regulations;

•
changes in the federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets;

•
availability and effectiveness of reinsurance arrangements, as well as the impact of any defaults or failure of reinsurers to perform;

•
the performance of third party service providers (both domestic and international) and potential difficulties arising from outsourcing arrangements;

•
expectations for the growth rate of sales, collected premiums, annuity deposits and assets;

•
interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

•
events of terrorism, natural disasters or other catastrophic events, including potential adverse impacts from climate change which may increase the frequency or severity of weather-related disasters;

•
cyber-security attacks, risk of data loss and other security breaches;

•
ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; and

•
the risk factors or uncertainties listed from time to time in our filings with the SEC.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
The reporting of risk-based capital measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

S-v

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and therefore is not complete and does not contain all the information that you should consider before investing in the Notes. You should read this entire document carefully, including the information under the heading “Risk Factors” and the other information included in, or incorporated by reference into, this prospectus supplement, including our financial statements and related notes, before making an investment decision. See “Incorporation of Certain Information by Reference.”
CNO Financial Group
CNO, a Delaware corporation, is a holding company for a group of insurance companies that develop, market and administer health insurance, annuity, individual life insurance and other insurance and financial services products.
We focus on serving middle-income pre-retiree and retired Americans, which we believe are attractive, underserved, high growth markets. We sell our products through exclusive agents, independent producers (some of whom sell one or more of our product lines exclusively) and direct marketing. As of March 31, 2024, we had total assets of $34.9 billion and shareholders’ equity of $2.4 billion (which included an accumulated other comprehensive loss of $1.5 billion). For the three months ended March 31, 2024, we had revenues of $1.2 billion and net income of $112.3 million. As of December 31, 2023, we had total assets of $35.1 billion and shareholders’ equity of $2.2 billion (which included an accumulated other comprehensive loss of $1.6 billion). For the year ended December 31, 2023, we had revenues of $4.1 billion and net income of $276.5 million. See our consolidated financial statements and accompanying footnotes for additional financial information about the Company and its segments.
We view our operations as three insurance product lines (annuity, health and life) and the investment and fee income segments. Our segments are aligned based on their common characteristics, comparability of profit margins and the way management makes operating decisions and assesses the performance of the business.
We market our products through the Consumer and Worksite Divisions that reflect the customers served by the Company. The Consumer Division serves individual consumers, engaging with them on the phone, virtually, online, face-to-face with agents, or through a combination of sales channels. The Worksite Division focuses on the sale of voluntary benefit life and health insurance products in the workplace for businesses, associations, and other membership groups, interacting with customers at their place of employment and virtually. The Worksite Division also offers a suite of voluntary benefits, benefits administration technology and year-round advocacy services to reduce costs and increase benefits engagement to employers and their employees.
We centralize certain functional areas, including marketing, business unit finance and sales support, among others. We primarily market our insurance products under our three primary brands: Bankers Life, Washington National and Colonial Penn.

Our principal executive offices are located at 11299 Illinois Street, Suite 200, Carmel, Indiana 46032, and our telephone number at this location is (317) 817-6100. Our website is www.CNOinc.com. Information on our website is not part of this prospectus supplement or the accompanying prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “CNO.”

THE OFFERING
The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the Notes, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference.
Issuer
CNO Financial Group, Inc., a Delaware corporation.
Notes offered
$      million aggregate principal amount of senior notes.
Maturity date
      ,      .
Interest rate
    % per annum.
Interest payment dates
Interest on the Notes will be paid semi-annually on       and       of each year, beginning on       , 2024.
Ranking
The Notes will be CNO’s senior unsecured obligations and will rank equally with CNO’s other senior unsecured and unsubordinated debt from time to time outstanding, including obligations under our $250.0 million unsecured revolving credit agreement (the “Revolving Credit Agreement”). The Notes will be effectively subordinated to all of CNO’s future indebtedness that is secured, to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of CNO’s subsidiaries.
As of March 31, 2024, CNO had $1,000.0 million of senior indebtedness, none of which is secured and all of which would rank equally in right of payment with the Notes. In addition, as of March 31, 2024, CNO’s subsidiaries had $30.6 billion of investment borrowings, policyholder obligations and other liabilities (excluding intercompany liabilities), all of which would be structurally senior to the Notes.
Optional Redemption
Prior to       ,        (the “Par Call Date”), CNO may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) a make-whole amount calculated as described under “Description of Notes — Optional Redemption,” plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, CNO may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of Notes — Optional Redemption,”
Certain Covenants
The indenture that will govern the Notes (the “Indenture”) will contain covenants for your benefit. These covenants will restrict our ability, with certain exceptions, to:
•
create liens on the capital stock of our insurance subsidiaries;

•
dispose of capital stock of certain subsidiaries; and

•
consolidate or merge with or into other companies or transfer all or substantially all of our assets.

These covenants will be subject to a number of important qualifications and exceptions. See “Description of Notes.”
No Listing; No Prior Market
CNO does not intend to list the Notes on a securities exchange or quote them on an automated dealer quotation system. The Notes are a new issue of securities and there is currently no established trading market for the Notes. An active or liquid market may not develop for the Notes.
Additional Notes
CNO may, without notice to or consent of the holders of the Notes, create and issue further notes ranking equally and ratably in all respects with the Notes, so that such further notes will be consolidated and form a single series with the Notes and will have the same terms as to status, redemption or otherwise as the Notes.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriters’ discounts and estimated offering expenses payable by us, will be approximately $      million.
We intend to use the net proceeds from this offering, together with cash on hand, (i) for general corporate purposes, which may include the redemption, repurchase or repayment at or prior to maturity of our $500.0 million of 5.250% Senior Notes due 2025 (the “Existing 2025 Notes”) and (ii) to pay fees, costs and expenses in connection with the foregoing and this offering. See “Use of Proceeds.”
Risk Factors
You should carefully consider all information in, or incorporated by reference into, this prospectus supplement. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus supplement for a discussion of risks relating to an investment in the Notes. Please read that section carefully before you decide whether to invest in the Notes.
Conflicts of Interest
Certain of the underwriters or their affiliates may hold outstanding Existing 2025 Notes that we may repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case, such underwriter would be deemed to have a conflict of interest under Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. However, pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the notes are “investment grade rated” (as defined in FINRA Rule 5121).

RISK FACTORS
Your investment in the Notes involves risks. You should carefully consider the risks described below, the risks described under the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks, and you may lose all or part of your investment. In addition, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement where we describe additional uncertainties associated with our business. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.
Risks Relating to Our Indebtedness and the Notes
The Notes will not be guaranteed by our subsidiaries and, as a result, the Notes will be structurally subordinated to all liabilities of our subsidiaries.
The Notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. Our subsidiaries are separate and distinct legal entities. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary. The applicable insurance laws of the jurisdiction where each of our insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, as a shareholder, would be entitled to receive any distribution from the subsidiary which we might apply to make payments of principal and interest on the Notes or our other indebtedness.
In the event of any default by any subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate that indebtedness so that all amounts become due and payable prior to that subsidiary distributing amounts to us that could have been used to make payments on the Notes. In addition, if we caused any insurance company subsidiary to pay a dividend to us to pay obligations on the Notes, and that dividend were determined to have been either made in breach of the relevant corporate laws or a fraudulent transfer, holders of the Notes may be required to return the payment to that subsidiary’s creditors. As of March 31, 2024, our subsidiaries had $30.6 billion of investment borrowings, policyholder obligations and other liabilities (excluding intercompany liabilities) that would have been structurally senior to the Notes.
Accordingly, our obligations under the Notes will be structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including insurance policy-related liabilities, and you, as holders of the Notes, should look only to our assets for payment under the Notes.
The Notes will not be secured and will be subject to prior claims of our secured creditors. Any future collateral securing the Notes may not provide you with meaningful protection. If a default occurs, we may not have sufficient funds to fulfill our obligations under the Notes.
The Notes will not be secured by any of our assets and will be effectively junior in right of payment to the extent of the realizable value of any collateral pledged with respect to any secured indebtedness. As of March 31, 2024, CNO had $1,000.0 million of senior indebtedness, none of which is secured and all of which would rank equally in right of payment with the Notes. The Indenture will permit us and our subsidiaries to incur secured debt under specified circumstances. Our assets and the assets of our subsidiaries will be subject to prior claims by any secured creditors. In the event of our bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full. If we incur any additional obligations that rank equally with the Notes, including trade payables, the holders of those obligations will be entitled to share ratably with you in any proceeds distributed upon our bankruptcy, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you.

If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Notes then outstanding would remain unpaid.
Our substantial debt obligations could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes.
We have a significant amount of indebtedness. As of March 31, 2024, we had $1,000.0 million principal amount of senior indebtedness and $150.0 million principal amount of subordinated indebtedness.
Subject to the limits contained in agreements governing our outstanding indebtedness, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Our high level of debt could have important consequences to the holders of the Notes, including the following:
•
making us more vulnerable to unfavorable economic conditions and a reduction in our revenues;

•
making it more difficult for us to satisfy our obligations with respect to the Notes, the Existing 2025 Notes, $500.0 million of 5.250% Senior Notes due 2029 (the “Existing 2029 Notes”), $150.0 million of 5.125% Subordinated Debentures due 2060 (the “Existing 2060 Debentures”), the Revolving Credit Agreement and our other debt;

•
limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes;

•
requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•
increasing our vulnerability to general adverse economic and industry conditions;

•
limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•
exposing us to the risk of increased interest rates under certain of our borrowings, including borrowings under our revolvers, which are at variable rates of interest;

•
limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy, or other purposes, including incurring additional indebtedness;

•
making it more difficult for us to pursue strategic acquisitions, joint ventures, alliances and collaborations;

•
placing us at a disadvantage compared to other, less leveraged competitors; and increasing our cost of borrowing.

Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Some of these factors are beyond our control. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we may be required to refinance our debt or to dispose of assets to obtain funds for such purpose. We cannot assure you that debt refinancing or asset dispositions could be completed on a timely basis or on satisfactory terms, if at all, or would be permitted by the terms of our debt instruments.
The Indenture will contain covenants that restrict our and certain of our subsidiaries’ ability to incur liens on or dispose of capital stock of our insurance subsidiaries, or consolidate, merge with, or convey, transfer or lease substantially all of their assets to, another person, and the indentures governing the Existing 2025 Notes and the Existing 2029 Notes also include covenants that restrict our and certain of our subsidiaries’ ability to enter into sale and leaseback transactions and the ability of certain of our subsidiaries to incur indebtedness without also guaranteeing the Notes. Our failure to comply with any of these covenants could result in the acceleration of our outstanding indebtedness. If acceleration occurs, we would not be able to repay our debt and it is unlikely that we would be able to borrow sufficient additional funds to refinance our debt. Even if new financing is made available to us, it may not be available on acceptable or reasonable terms. An acceleration of our indebtedness would impair our ability to operate as a going concern.

We and our subsidiaries may be able to incur substantial additional debt. This could further exacerbate the risks associated with our current debt levels.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Indenture and our other agreements governing our debt do not prohibit us or our subsidiaries from incurring additional debt. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify and our ability to satisfy our obligations with respect to the Notes could be adversely affected.
To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.
Our ability to make payments on and to refinance our indebtedness, including the Existing 2025 Notes, the Existing 2029 Notes, the Existing 2060 Debentures and the Notes, and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control.
If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness, including the Notes, on or before the respective maturity dates thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on our operations. In addition, we may not be able to complete any of these actions, if necessary, on commercially reasonable terms or at all. A downturn in the economy will put increasing pressure on our revenue, cash flows and operating margins and consequently our ability to service our substantial debt. In addition, our ongoing restructuring activities will require certain cash outlays that may put further pressure on our cash flows.
Our ability to restructure or refinance our indebtedness, including the Notes, will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the Notes.
In addition, if we are unable to meet our debt service obligations under the Notes, the holders of the Notes would have the right to cause the entire principal amount of Notes to become immediately due and payable. If the amounts outstanding under these instruments are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to our debt holders, including holders of the Notes.
Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition, and we may not be able to make payments on the Notes.
Any default under any of the agreements relating to our outstanding indebtedness and the remedies sought by the holders of such indebtedness could prevent us from paying principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. Additionally, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. Upon acceleration of certain of our other indebtedness, holders of Notes could declare all amounts outstanding under the Notes immediately due and payable. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure any of our secured indebtedness, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.
Federal and state statutes allow courts, under specific circumstances, to void the Notes.
Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the Notes could be voided, or claims in respect of the Notes could be subordinated to all of our other debts if, among other things, we, at the time we incurred the indebtedness evidenced by the Notes:
•
were insolvent or rendered insolvent by reason of such indebtedness;

•
were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital;

•
intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

In addition, any payment by us pursuant to the Notes could be voided and required to be returned to us, or to a fund for the benefit of our creditors. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:
•
the sum of our indebtedness, including contingent liabilities, was greater than the fair saleable value of all of our assets;

•
if the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•
we could not pay our debts as they become due.

Although we believe that we are not insolvent, do not have unreasonably small capital for the business in which we are engaged and have not incurred debts beyond our ability to pay such debts as they mature, there can be no assurance as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.
The Notes are a new issue of securities, and the trading market for the Notes may be limited.
The Notes are not currently, and in the future will not be, listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices that you receive when you sell your Notes will be favorable. To the extent the Notes are traded, they may trade at a discount from their initial issue price or principal amount, depending upon many factors, including prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects. Any decline in trading prices, regardless of the cause, may adversely affect the liquidity and trading markets for these Notes. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Notes.
Even if a trading market for the Notes does develop, you may not be able to sell your Notes at a particular time, if at all, or you may not be able to obtain the price you desire for your Notes. The liquidity of any market for the Notes will depend on a number of factors, including:
•
the number of holders of Notes;

•
our operating performance and financial condition;

•
our perceived business prospects;

•
our credit rating;

•
the market for similar securities;

•
the interest of securities dealers in making a market in the Notes; and

•
general economic conditions, including prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the Notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the Notes.
The limited covenants in the Indenture will not provide protection against significant events that could adversely impact your investment in the Notes.
The Indenture contains limited covenants, including those restricting our and our subsidiaries’ ability to incur certain liens on the capital stock of our insurance subsidiaries and consolidate, merge with, or convey, transfer or lease substantially all of their assets to, another person. These covenants are subject to important exceptions and qualifications. See “Description of Notes — Certain Covenants.” In addition, the Indenture does not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
limit our ability or the ability of our subsidiaries to incur additional indebtedness;

•
limit our ability to enter into sale and leaseback transactions;

•
restrict our ability to repurchase or prepay our securities;

•
restrict our ability to engage in transactions with affiliates;

•
limit our ability to enter into a change of control transaction; or

•
make other payments in respect of our common stock or other securities ranking junior to the Notes.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the Indenture and the Notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events outside of the ordinary course of business that could have an adverse impact on your investment in the Notes. We may undertake material transactions such as mergers or acquisitions or modify our strategy or business lines, including through adding new businesses or disposing of existing businesses. In connection with any such transaction, we may incur or assume additional indebtedness. To the extent we undertake such non-ordinary course transactions, we may face difficulties adapting our business and our management resources may be insufficient. Any of the foregoing could negatively affect our financial ratios, net worth, results of operations and cash flows. Additionally, the Indenture will not require us to offer to purchase the Notes in connection with a change of control. Accordingly, the Indenture will not afford protection in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect the value of the Notes.
A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of Notes of any changes in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the Notes.
The Notes will initially be rated by S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch Ratings, Inc. There can be no assurance that these ratings will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if in that rating agency’s judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rate rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Notes and market interest rates increase, the market values of your Notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS
We estimate that the aggregate net proceeds from this offering, after deducting the underwriters’ discounts and estimated offering expenses payable by us, will be approximately $      million.
We intend to use the net proceeds from this offering, together with cash on hand, (i) for general corporate purposes, which may include the redemption, repurchase or repayment at or prior to maturity of our $500.0 million of 5.250% Senior Notes due 2025 (the “Existing 2025 Notes”) and (ii) to pay fees, costs and expenses in connection with the foregoing and this offering.
Certain of the underwriters or their affiliates may hold outstanding Existing 2025 Notes that we may repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case, such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. However, pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the Notes are “investment grade rated” (as defined in FINRA Rule 5121). Any underwriter of this offering subject to FINRA Rule 5121 will not confirm sales of the Notes to accounts over which such underwriter exercises discretionary authority without the prior written consent of the customer.

CAPITALIZATION
The following table sets forth CNO’s cash and investments and our consolidated total capitalization as of March 31, 2024:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the issuance and sale of the Notes in this offering, after deducting underwriting discounts and before estimated offering expenses, and the repayment of the Existing 2025 Notes at maturity.

This table should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, incorporated herein by reference.
	As of March 31, 2024
	Actual	As Adjusted
	(dollars in millions)
CNO’s cash and cash equivalents	$222.8	$
Debt:
Revolving Credit Agreement(1)	$—	$
5.250% Senior Notes due May 2025	500.0
5.250% Senior Notes due May 2029	500.0
5.125% Subordinated Debentures due November 2060	150.0
% Senior Notes due offered hereby
Unamortized debt issuance costs	(9.0)
Total debt	1,141.0
Shareholders’ equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized; 108,568,594 shares issued and outstanding)	1.1
Additional paid-in capital	1,851.2
Accumulated other comprehensive income (loss)	(1,480.3)
Retained earnings	1,995.7
Total shareholders’ equity	2,367.7
Total capitalization	$3,508.7	$

(1)
On an actual basis, we had $250.0 million of availability under the Revolving Credit Agreement. On an as adjusted basis, we continue to have $250.0 million of availability under the Revolving Credit Agreement.

DESCRIPTION OF NOTES
CNO Financial Group, Inc. will issue the Notes under an indenture dated June 12, 2019, between itself and U.S. Bank, National Association, as trustee (the “Base Indenture”), as supplemented by a third supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between itself and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank, National Association) as trustee of the Notes (the “Trustee”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This description of Notes is intended to be an overview of the material provisions of the Notes and the Indenture. Since this description of Notes is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights. A copy of the Indenture is available upon request from the Company.
The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain Definitions.” When used in this section, the terms “CNO,” “the Company,” “we,” “our” and “us” refer solely to CNO Financial Group, Inc. and not to its Subsidiaries.
General
The initial offering of the Notes will be for $      in aggregate principal amount of    % senior notes due      . We are entitled to issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes (the “Additional Notes”), provided, that any such Additional Notes that are not fungible with the Notes for United States federal income tax purposes will be issued with a different CUSIP number than the CUSIP number issued to the Notes. The Notes and any Additional Notes will be part of the same series as the Notes and will be treated as a single class for all purposes under the Indenture.
Principal, Maturity and Interest
Interest on the Notes will be payable at    % per annum. Interest on the Notes will be payable semi-annually in cash in arrears on      and      of each year, commencing on      , 2024, or, if any such day is not a business day, on the next succeeding business day. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding      and      . Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee located at 100 Wall Street, Suite 600, New York NY 10005; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.
Ranking
The Notes will be general unsecured obligations of the Company. As a result, the Notes will:
•
rank equally in right of payment with all existing and future senior and unsubordinated indebtedness of the Company, including obligations under our Revolving Credit Agreement;

•
rank senior in right of payment to all future indebtedness of the Company that is by its terms expressly subordinated to the Notes, if any;

•
be effectively subordinated to all future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness; and

•
be structurally subordinated to any indebtedness or obligations of our Subsidiaries.

As of March 31, 2024:
•
we had $1,000.0 million of senior indebtedness, none of which is secured and all of which would rank equally in right of payment with the Notes;

•
we had $150.0 million of subordinated indebtedness, none of which is secured and all of which would rank junior in right of payment with the Notes; and

•
our Subsidiaries had approximately $30.6 billion of investment borrowings, policyholder obligations and other liabilities (excluding intercompany liabilities) that would have been structurally senior to the Notes.

On the Issue Date, the Notes will not be guaranteed by any Subsidiary of the Company. The Notes will be structurally subordinated to all liabilities and obligations of our Subsidiaries. Claims of creditors of our Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, claims of policyholders and claims of preferred stockholders (if any) of our Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Company, including Holders of the Notes. See “Risk Factors — Risks Relating to Our Indebtedness and the Notes — The Notes will not be guaranteed by our subsidiaries and, as a result, the Notes will be structurally subordinated to all liabilities of our subsidiaries.”
Sinking Fund
There are no mandatory sinking fund payment obligations with respect to the Notes.
Optional Redemption
Prior to      ,       (the date that is     months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus         basis points less (b) interest accrued to the date of redemption, and

2)
100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining

Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility or liability for any calculations under this prospectus supplement or in connection with the Notes, or for any information used in connection with any such calculations, including any calculation or verification of the calculation of the present value of the remaining scheduled payments, the Treasury Rate, or any aspect of such calculations.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes for redemption in compliance with the requirements of DTC, or if the Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis or by lot, in accordance with DTC’s customary procedures, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption or purchase; provided, however, that no Note of $2,000 in aggregate principal amount of less shall be redeemed in part. Notices of redemption will be sent by electronic submission (for Notes held in book-entry form) or first class mail at least 10 but (except as set forth in the next paragraph) not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.
Notices of redemption may, at the Company’s discretion, be conditioned on the satisfaction of one or more conditions, including, but not limited to, the consummation of an acquisition or financing transaction or equity offering. In addition, if such redemption is subject to satisfaction of one or more conditions, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note if such Notes are held in physical form. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
The Company and its affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.
Certain Covenants
Limitation on Liens
As long as any Notes are outstanding, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guarantee any indebtedness that is secured by a lien on any shares of Capital Stock of any Insurance Subsidiary, without securing the Notes (together with, at the option of the Company, any other indebtedness of the Company ranking equally in right of payment with the Notes) equally and ratably with such other indebtedness for so long as such other indebtedness is so secured. Any lien that is granted to secure the Notes under this covenant shall be automatically released and discharged at the same time as the release of the lien that gave rise to the obligation to secure the Notes under this covenant.
Limitation on Disposition of Stock
As long as any Notes are outstanding, the Company will not, and it will not permit any Subsidiary to issue, sell, transfer or otherwise dispose of any shares of Capital Stock of any Insurance Subsidiary, or any securities convertible into or exercisable or exchangeable for shares of Capital Stock of any Insurance Subsidiary, or warrants, rights or options to subscribe for or purchase shares of Capital Stock of any Insurance Subsidiary, unless such issuance, sale, transfer or other disposition is: (i) for at least fair value (as determined by the Board of Directors of the Company acting in good faith), (ii) to the Company or any wholly-owned Subsidiary of the Company or (iii) required by any regulation or order or any governmental regulatory authority.
Notwithstanding anything to the contrary above, the Company may (i) merge or consolidate any of its Subsidiaries (including any Insurance Subsidiary) into or with another of the Company’s wholly-owned Subsidiaries and (ii) sell, transfer or otherwise dispose of the Company’s business in accordance with “— Consolidation, Merger, Conveyance, Transfer or Lease” below.
Provision of Financial Information
The Indenture will provide that the Company shall file with the Trustee and transmit to Holders of the Notes such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant to such Act.
Consolidation, Merger, Conveyance, Transfer or Lease
The Indenture will provide that the Company may not merge or consolidate with, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)
(A) the Company is the continuing corporation or (B) the entity (if other than the Company) formed by the consolidation or into which the Company is merged or the entity that acquires all or substantially all of the properties and assets of the Company is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, payment of the principal of and any premium and interest on all the Notes and the performance of all the Company’s obligations under the Notes and the Indenture;
(2)
immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) has occurred and is continuing; and

(3)
the Company has delivered to the Trustee an Officer’s Certificate and an opinion of counsel that such transaction complies with the applicable provisions of the Indenture.

The predecessor company will be released from its obligations under the Indenture and the Person formed by or surviving any such consolidation or merger (if other than Company, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be so released.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.
This covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries. Clause (2) above will not apply to (a) the Company consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to one of the Company’s Subsidiaries for any purpose, (b) any Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Subsidiary for any purpose or (c) the Company merging with or into an affiliate solely for the purpose of reincorporating in another jurisdiction.
Events of Default
Each of the following is an “Event of Default”:
(1)
default in any payment of interest on any Note when due, and the continuance of such default for 30 days;

(2)
default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, if any, upon declaration of acceleration or otherwise;

(3)
failure by the Company to comply with its obligations under “Certain Covenants — Consolidation, Merger, Conveyance, Transfer or Lease”;

(4)
default in the performance, or breach, of any covenant or agreement of the Company contained in the Indenture or under the Notes and continuance of such default or breach for a period of 60 days after notice as provided below (in each case, other than matters that would constitute an Event of Default under clauses (1) through (3) above);

(5)
default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than indebtedness owed to the Company or a Subsidiary, whether such indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a)
is caused by a failure to pay principal on such indebtedness at its final stated maturity within the grace period provided in the agreements or instruments governing such indebtedness (“payment default”); or

(b)
results in the acceleration of such indebtedness prior to its stated final maturity;

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more (or its foreign currency equivalent);
(6)
certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary; and

(7)
failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $100.0 million (or its foreign currency equivalent) (net of any amounts that are covered by insurance), which judgments remain unsatisfied or undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect.

However, a default under clause (4) above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company (with copy to the Trustee) of the default and the Company does not cure such default within the time specified in clause (4) above after receipt of such notice.
If an Event of Default (other than an Event of Default described in clause (6) above with respect to the Company) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Subsidiary or waived by the requisite holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
If an Event of Default described in clause (6) above occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.
If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Notes at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:
(1)
such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)
such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture will provide that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of his or her own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or the Notes or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
The Indenture will provide that if a Default occurs and is continuing and is actually known to a responsible officer of the Trustee, the Trustee will send to each Holder notice of the Default within 90 days after the Trustee obtains such knowledge. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2024), a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the knowledge thereof if such event is still continuing, written notice of any events which would constitute a Default, its status and what action the Company is taking or proposing to take in respect thereof.
Amendment, Supplement and Waiver
Without the consent of any Holders, the Company or the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture with respect to the Notes for any of the following purposes:
(1)
to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company, as applicable, in the Indenture and the Notes;

(2)
to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3)
to add additional Events of Default;

(4)
to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)
to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)
to provide for or confirm the issuance of additional debt securities in accordance with the terms of the Indenture;

(7)
to cure any ambiguity, defect, omission, mistake or inconsistency;

(8)
to make any other provisions with respect to matters or questions arising under the Indenture; provided, however, that such actions pursuant to this clause (8) shall not adversely affect the interests of the Holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company;
(9)
to conform the text of the Indenture or the Notes to any provision of this “Description of Notes”; or

(10)
to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture applicable to the Notes or of such Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:
(1)
change the fixed maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(2)
reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

(3)
modify or change any provision of the Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes; or

(4)
modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:
(1)
in any payment in respect of the principal of (or premium, if any) or interest on any Notes; or

(2)
in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance
The Company may terminate its obligations under the Indenture with respect to the Notes when:
(1)
either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)
the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company with respect to the Notes;

(3)
the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

(4)
the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)
the Company has delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture relating to the Discharge of the Notes have been complied with.

The Company may elect, at its option, to have its obligations with respect to the outstanding Notes discharged (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:
(1)
the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2)
the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)
the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection with the Indenture,

(4)
the Company’s right of optional redemption, and

(5)
the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have the obligations of the Company released with respect to its obligations under certain covenants in the Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment and bankruptcy and insolvency events with respect to the Company) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.
In order to exercise either defeasance or covenant defeasance with respect to the outstanding Notes:
(1)
the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2)
in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders and beneficial owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;
(3)
in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders and beneficial owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)
no Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien to secure such borrowing);

(5)
such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is a party is bound; and

(6)
the Company shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) or (3) above with respect to a defeasance or covenant defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at Stated Maturity within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
The Trustee
U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, the Trustee of the Notes under the Indenture, will be the initial paying agent and registrar for the Notes. The Trustee or its affiliates from time to time may extend credit to and transact other business with the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee with respect to such Notes, subject to certain exceptions. The Indenture will provide that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture with respect to the Notes at the request or direction of any of the holders of the Notes pursuant to the Indenture, unless such holders shall have provided to the Trustee security or indemnity satisfactory to the Trustee against the losses, liabilities and expenses which might be incurred by it in compliance with such request or direction.
No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity or (iii) any holder of equity in the Trustee.
No Personal Liability of Stockholders, Partners, Officers or Directors
No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
Governing Law
The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.
“Board of Directors” means (i) with respect to the Company or any Subsidiary, its board of directors or any duly authorized committee thereof or specified officers and employees of the Company to which the powers of such board have been lawfully delegated; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Company” means CNO Financial Group, Inc., and any successor thereto.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Holder” means a Person in whose name a Note is registered in the security register.
“Insurance Subsidiary” means any Subsidiary of the Company that is required to be licensed as an insurer or reinsurer.
“Issue Date” means      , 2024.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any other Vice President, the Secretary or the Treasurer of the Company.
“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Stated Maturity”, when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and, when used with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by us provided that (i) RiskGrid Technologies Inc., (ii) CreekSource LLC and (iii) for the avoidance of doubt, Silver Creek CLO Ltd., Clear Creek CLO Ltd., Bean Creek CLO Ltd., Deer Creek CLO Ltd. and any other variable interest entity formed after the Issue Date shall not be considered a Subsidiary for any purpose of the Indenture.
“Voting Stock” of a person means all classes of Capital Stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or persons performing similar functions).
Book-Entry System
DTC, to which the Company refers along with its successors in this capacity as the “Depositary”, will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (“Cede”), the Depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the Notes, will be issued and will be deposited with the Depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer of the global securities. So long as Cede, as the nominee of DTC, is the registered owner of any global security, Cede for all purposes will be considered the sole holder of that global security. Except as provided below, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive physical delivery of certificates in definitive form and will not be considered the holders thereof.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes so long as the Notes are represented by global security certificates.
Investors may elect to hold interests in the Notes in global form through DTC in the United States or through Clearstream or Euroclear in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.
Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.
Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving beneficial interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear participant or Clearstream participant purchasing a beneficial interest in a global security from a DTC participant will be credited during the securities settlement processing day immediately following the DTC settlement date and such credit of any transactions in beneficial interests in such global security settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Euroclear or Clearstream as a result of sales of beneficial interests in a global security by or through a Euroclear participant or Clearstream participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Neither the Company nor the Trustee (or any registrar or paying agent) will have any responsibility for the performance by DTC, Euroclear or Clearstream or any of the participants or indirect participants of DTC, Euroclear or Clearstream of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants whose DTC accounts are credited with interests in a global security.
DTC has informed the Company that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that DTC’s participants (“direct participants”) deposit with it. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants” and, together with direct participants, “participants”). The DTC Rules applicable to its participants are on file with the SEC.
Purchases of Notes under the DTC system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes, except in the limited circumstances described below in which a global security will become exchangeable for Note certificates registered in the manner described below.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede or such other DTC nominee do not effect any change in their beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption proceeds, principal and interest payments on the Notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds, and corresponding detail information from the issuer or paying agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the paying agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of participants.
Neither the Company nor the Trustee (or any registrar or paying agent) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company.
The global security will terminate and interests in it will be exchanged for physical certificates representing the Notes only in the following situations:
•
DTC or any successor depositary notifies the Company that it is unwilling or unable to continue as depositary for global securities or ceases to be a “clearing agency” registered under the Exchange Act and the Company notifies the Trustee that the Company is unable to locate a qualified successor;

•
an Event of Default, as described under “Events of Default” above, under the Notes has occurred and is continuing; or

•
the Company, in its sole discretion and subject to the procedures of the Depositary, determines that any or all of the Notes will no longer be represented by global securities.

In those situations, the Notes represented by a global security that is exchangeable pursuant to this paragraph will be exchangeable for Note certificates registered in the names directed by the Depositary, with the same terms and in authorized denominations. The Company expects that these instructions will be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. Except where noted, this summary deals only with Notes that are held as capital assets for U.S. federal income tax purposes by a U.S. holder or a non-U.S. holder (each as defined below) who acquires the Notes upon original issuance at their initial issue price in this offering (generally the first price at which a substantial amount of the Notes of the applicable Series is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).
A “U.S. holder” means a beneficial owner of the Notes (other than an entity treated as a partnership for U.S. federal income tax purposes) that is for U.S. federal income tax purposes any of the following:
•
a citizen or individual resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes and the term “holder” means a U.S. holder or a non-U.S. holder.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income tax (including the Medicare contribution tax) and does not deal with non-U.S., state, local or other tax considerations, any U.S. federal estate, gift or alternative minimum tax considerations, or consequences from requirements under Section 451(b) of the Code to conform the timing of income accruals with respect to the Notes to the holder’s financial statements, that may be relevant to holders in light of their personal circumstances. In addition, it does not represent a detailed description of the U.S. federal income consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a bank, insurance company, dealer in securities or other holder that generally marks their securities to market for U.S. federal income tax purposes, tax-exempt entity, retirement plan, regulated investment company, real estate investment trust, former citizen or long-term resident of the United States, holder that holds a Note as part of a straddle, hedge, conversion or other integrated transaction, U.S. holder that has a “functional currency” other than the U.S. dollar, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes), and, in particular, does not address tax considerations that may be applicable to holders of Existing 2025 Notes, Existing 2029 Notes and Existing 2060 Debentures that are redeemed in a substantially contemporaneous transaction. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership (or other entity or arrangement treated as a partnership) or a partner of a partnership (or other entity or arrangement treated as a partnership) holding the Notes, you should consult your tax advisors.
If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other state, local or non-U.S. taxing jurisdiction.

U.S. Holders
Interest
It is expected, and therefore this discussion assumes, that the Notes will be treated as issued without original issue discount for U.S. federal income tax purposes. Accordingly, in general interest payable on a Note will be taxable to a U.S. holder as ordinary interest income when it is received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Retirement or Other Taxable Disposition of the Notes
Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other taxable disposition (other than any amount attributable to accrued interest, which, if not previously included in such U.S. holder’s income, will be taxable as interest income to such U.S. holder) and such U.S. holder’s “adjusted tax basis” in such Note. A U.S. holder’s adjusted tax basis in a Note generally is the amount such U.S. holder paid for such Note. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. holder has held such Note for more than one year at the time of such sale, exchange, retirement or other taxable disposition. Net long-term capital gain of certain non-corporate U.S. holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments to a U.S. holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a Note, unless such U.S. holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. holder provides the appropriate documentation (generally, Internal Revenue Service (“IRS”) Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by such U.S. holder on a timely basis to the IRS.
Non-U.S. Holders
U.S. Federal Withholding Tax
Subject to the discussions of backup withholding and FATCA below, U.S. federal withholding tax will not apply to any payment of interest on the Notes under the “portfolio interest rule,” provided that:
•
interest paid on the Notes is not effectively connected with your conduct of a trade or business in the United States;

•
you do not (actually or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•
you are not a controlled foreign corporation that is related (directly or indirectly) to us through stock ownership;

•
you are not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•
either (a) you provide your name and address on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your Notes through certain intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations.

Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.
If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
•
IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a Note.
U.S. Federal Income Tax
If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “U.S. Federal Withholding Tax” are satisfied) in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.
Subject to the discussions of backup withholding and FATCA below, any gain realized on the disposition of a Note generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), in which case such gain will generally be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S. source losses.

Information Reporting and Backup Withholding
Interest paid to a non-U.S. holder and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments on the Notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the fifth bullet point under “U.S. Federal Withholding Tax.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of the Notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
FACTA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest on the Notes that is paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.
While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the Notes, recently proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Although these proposed U.S. Treasury regulations are not final, taxpayers generally may rely on them until final U.S. Treasury regulations are issued.
You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of Notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the Notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, (iii) provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iv) entities whose underlying assets are considered to include plan assets within the meaning of 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA), or otherwise, of any such plans, accounts and arrangements described in clauses (i), (ii) and (iii) (and each such plan, account and arrangement as described in clauses (i)  – (iv) referred to as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law and the availability, if necessary, of any exemptive relief under any such laws or regulations. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Each Covered Plan should consider the fact that none of the Company, the underwriters or any of their respective affiliates (the “Transaction Parties”) has acted as a Covered Plan’s fiduciary, or has been relied upon for any advice, with respect to the Covered Plan’s decision to purchase or hold the Notes. All communications, correspondence and materials from the Transaction Parties with respect to the Notes are intended to be general in nature and are not directed at any specific purchaser of the Notes, and do not constitute advice regarding the advisability of investment in the Notes for any specific purchaser. The decision to purchase and hold the Notes must be made solely by each prospective Covered Plan purchaser on an arm’s length basis.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory or administrative exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the purchase and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that none of the Transaction Parties nor any of their respective affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction and, if any Transaction Party is a party in interest or disqualified person with respect to a Covered Plan, such Transaction Party is a party in interest or disqualified person solely by reason of being a service provider to the Covered Plan or having a relationship to such a service provider, and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the Notes in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no, and we do not provide any, assurance that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Representation
By acceptance of the Notes, each purchaser and subsequent transferee of the Notes will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to purchase or hold the Notes constitutes assets of any Plan or (ii) (A) the purchase and holding of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws, and (B) none of the Transaction Parties have acted as a fiduciary to any Plan with respect to the decision to purchase or hold the Notes or been relied upon for any advice with respect to the decision to purchase or hold the Notes.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any Notes to a Plan is in no respect a representation by the issuer or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.
Neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any Notes (or beneficial interests therein) should consult and rely on their own counsel and advisers as to whether an investment in the Notes is suitable for the Plan.

UNDERWRITING (CONFLICTS OF INTEREST)
The company and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Notes. Subject to certain conditions, each underwriter named below, for whom Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and Barclays Capital Inc. are acting as representatives, has severally agreed to purchase the principal amount of Notes indicated in the following table.
Principal Amount of Notes
Goldman Sachs & Co. LLC	$
RBC Capital Markets, LLC
Barclays Capital Inc.
KeyBanc Capital Markets Inc.
Total	$
The underwriters are committed to take and pay for all of the Notes being offered, if any are taken.
Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to         of the principal amount of the Notes. Any such securities dealers may resell any such Notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to         of the principal amount of the Notes. If all such Notes are not sold at the offering price, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The Notes are a new issue of securities with no established trading market. CNO has been advised by the underwriters that one or more of the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.
We have agreed for a period from the date of this prospectus supplement through and including the issue date of the Notes, without the prior written consent of the representatives, not to offer, sell, contract to sell or otherwise dispose of any debt securities that are issued or guaranteed by us and that have a tenor of more than one year.
In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
CNO estimates that its total expenses in connection with the offering, excluding underwriting discounts, will be approximately $      million. We have also agreed to reimburse the underwriters for certain of their expenses under certain circumstances.

CNO has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
Settlement
It is expected that delivery of the Notes will be made against payment therefor on or about         , 2024, which will be the      business day following the date of pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to two business days before delivery will be required, by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their advisors.
Conflicts of Interest
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. Certain of the underwriters and their respective affiliates act as agents or lenders under Revolving Credit Agreement.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Certain of the underwriters or their affiliates may hold outstanding Existing 2025 Notes that we may repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case, such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. However, pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the Notes are “investment grade rated” (as defined in FINRA Rule 5121). Any underwriter of this offering subject to FINRA Rule 5121 will not confirm sales of the Notes to accounts over which such underwriter exercises discretionary authority without the prior written consent of the customer.
European Economic Area
Notice to Prospective Investors in the European Economic Area
This prospectus supplement, accompanying prospectus and any related free writing prospectus are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in any Member

State of the EEA of Notes which are the subject of the offering contemplated in this prospectus supplement, accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither CNO nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in the EEA other than to EEA Qualified Investors.
Prohibition of sales to EEA retail investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
The Notes shall not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom
Notice to Prospective Investors in the United Kingdom
This prospectus supplement, accompanying prospectus and any related free writing prospectus are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement, accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither CNO nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in the United Kingdom other than to UK Qualified Investors.
The communication of this prospectus supplement, accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, accompanying prospectus, any related free writing prospectus and such other documents and/ or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the Notes offered hereby or any of their contents.
Prohibition of sales to United Kingdom retail investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”); or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The Notes shall not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Other Regulatory Restrictions in the United Kingdom
Each underwriter will:
(a)
only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to CNO; and

(b)
comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong
The Notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes has been or will be issued or has been or will be be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) or other relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the Notes except: (1) to an institutional investor, an accredited investor, a relevant person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust), (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “Prescribed Capital Markets Products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Canada
The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to the FinSA or Article 652a or Article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The Notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan.

VALIDITY OF SECURITIES
The validity of the Notes offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to the offering of the Notes will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CNO Financial Group, Inc.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer and sell, from time to time, in one or more offerings, any of the following securities:
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debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

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shares of our common stock;

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shares of our preferred stock;

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depositary shares;

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warrants to purchase our debt, common or preferred equity securities;

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purchase contracts;

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units; or

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any combination of these securities.

In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering.
Our common stock is listed on the New York Stock Exchange under the symbol “CNO.” Each prospectus supplement will indicate if the securities offered thereby will be listed on a securities exchange.
This prospectus provides a general description of these securities. We will provide the specific terms of the securities, including the names of any selling stockholders, if applicable, in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any applicable prospectus supplement, carefully before you invest.
Investing in these securities involves risks. See the information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” on page 6 of this prospectus and in our most recent annual report on Form 10-K (as it may be updated in any subsequently filed quarterly reports on Form 10-Q) filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 6, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed on Form S-3 with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the names of any selling stockholders, if applicable, and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. We also include in the prospectus supplement or any free writing prospectus where applicable, information about material United States federal income tax considerations relating to the securities. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement and any free writing prospectus, you should rely on the information in the prospectus supplement and any free writing prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information” below.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus filed with the SEC. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus, unless otherwise specified or unless the context indicates otherwise, references in this prospectus to “CNO Financial Group,” “CNO,” the “Company,” “we,” “us,” and “our” refer to CNO and its subsidiaries on a consolidated basis or, when the context requires otherwise, our Predecessor (as defined below) and its subsidiaries on a consolidated basis.
CNO became the successor to Conseco, Inc., an Indiana corporation (our “Predecessor”), in connection with a bankruptcy reorganization which became effective on September 10, 2003 (the “Effective Date”). Our Predecessor was organized in 1979 and commenced operations in 1982.
References to “this prospectus” refer to this prospectus and any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
CNO files reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including CNO. CNO’s common stock is listed and trading on the New York Stock Exchange (the “NYSE”) under the symbol “CNO.”
We have filed with the SEC a registration statement on Form S-3 with respect to the securities covered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities covered by this prospectus, reference is made to the registration statement and to the exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are necessarily not complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respect by reference to the document to which it refers.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
In this prospectus, CNO “incorporates by reference” the information that it files with the SEC, which means that CNO can disclose important information to you by referring you to a document that it filed with the SEC. The information so incorporated by reference is considered to be a part of this prospectus, and information that CNO files later with the SEC will automatically update and supersede this information. Any information contained in this prospectus updates and, where applicable, supersedes the information in the documents incorporated by reference herein listed below. CNO incorporates by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any Current Reports on Form 8-K containing any disclosure pursuant to Item 2.02 or Item 7.01 unless otherwise indicated), after the date of this prospectus and until the settlement of the offering(s) to which this prospectus relates:
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Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”);

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

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The description of the shares of common stock contained in our Registration Statement on Form 8-A, dated September 10, 2003, relating to the registration of the shares of CNO’s common stock;

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The portions of the Definitive Proxy Statement filed on March 27, 2024 incorporated by reference into Part III of our 2023 Form 10-K; and

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Current Report on Form 8-K filed on February 13, 2024 (only with respect to the Item 5.02 information).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
CNO will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to CNO at Investor Relations, CNO Financial Group, Inc., 11299 Illinois Street, Suite 200, Carmel, Indiana 46032, phone number (317) 817-6100. You may also obtain the documents incorporated by reference into this prospectus as of the date hereof at CNO’s website, www.CNOinc.com. All other information contained on or accessible through CNO’s website is not a part of this document, and any references to CNO’s website are intended to be inactive textual references only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Our statements, trend analyses and other information contained in this prospectus and the documents incorporated by reference relative to markets for CNO’s products and trends in CNO’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic,” “guidance,” “outlooks” “sustainable” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of our 2023 Form 10-K, which is incorporated by reference into this prospectus, provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
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general economic, market and political conditions and uncertainties, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so;

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the impact of pandemics, including the novel coronavirus pandemic, and major public health issues and the resulting financial market, economic and other impacts;

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exposure to interest rate risk, including interest rate volatility, may negatively impact our results of operations, financial position or cash flow;

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future investment results, including the impact of realized losses (including other-than-temporary impairment charges) may diminish the value of our invested assets and negatively impact our profitability, our financial condition and our liquidity;

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the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject;

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our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products;

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our ability to obtain adequate and timely rate increases on our health products, including our long-term care business;

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the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries;

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mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates, changes in the health care market and other factors which may affect the profitability of our insurance products;

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the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value;

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our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service;

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changes in accounting principles and the interpretation thereof;

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our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements;

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our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition;

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our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs;

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changes in capital deployment opportunities;

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our ability to maintain effective controls over financial reporting and modeling;

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our ability to continue to recruit and retain productive agents and distribution partners;

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customer response to new products, distribution channels and marketing initiatives;

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inflation or other unfavorable economic or business conditions may impact the sales and persistency of insurance products, a portion of our insurance policy benefits affected by increased medical coverage costs and various selling, general and administrative expenses;

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our ability to maintain the financial strength ratings of CNO and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital, and the cost of capital;

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regulatory changes or actions, including: those relating to regulation of the financial affairs of our insurance companies, such as the calculation of risk-based capital and minimum capital requirements, and payment of dividends and surplus debenture interest to us; regulation of the sale, underwriting and pricing of products; health care regulation affecting health insurance products; and privacy laws and regulations;

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changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets;

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availability and effectiveness of reinsurance arrangements, as well as the impact of any defaults or failure of reinsurers to perform;

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the performance of third party service providers (both domestic and international) and potential difficulties arising from outsourcing arrangements;

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expectations for the growth rate of sales, collected premiums, annuity deposits and assets;

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interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

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events of terrorism, natural disasters or other catastrophic events, including potential adverse impacts from climate change which may increase the frequency or severity of weather-related disasters;

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cyber-security attacks, risk of data loss and other security breaches;

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ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; and

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the risk factors or uncertainties listed from time to time in our filings with the SEC.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
The reporting of risk-based capital measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

OUR COMPANY
CNO is a holding company for a group of insurance companies that develop, market and administer health insurance, annuity, individual life insurance and other insurance and financial services products.
We focus on serving middle-income pre-retiree and retired Americans, which we believe are attractive, underserved, high growth markets. We sell our products through exclusive agents, independent producers (some of whom sell one or more of our product lines exclusively) and direct marketing. See our consolidated financial statements and accompanying footnotes for additional financial information about the Company and its segments.
We view our operations as three insurance product lines (annuity, health and life) and the investment and fee income segments. Our segments are aligned based on their common characteristics, comparability of profit margins and the way management makes operating decisions and assesses the performance of the business.
We market our insurance products through the Consumer and Worksite Divisions that reflect the customers served by the Company. The Consumer Division serves individual consumers, engaging with them on the phone, virtually, online, face-to-face with agents, or through a combination of sales channels. The Worksite Division focuses on the sale of voluntary benefit life and health insurance products in the workplace for businesses, associations, and other membership groups, interacting with customers at their place of employment and virtually. The Worksite Division also offers a suite of voluntary benefits, benefits administration technology and year-round advocacy services to reduce costs and increase benefits engagement to employers and their employees.
We centralize certain functional areas, including marketing, business unit finance and sales support, among others. We primarily market our products under our three primary brands: Bankers Life, Washington National and Colonial Penn.
Our common stock is publicly traded on the New York Stock Exchange under the symbol “CNO.”
CNO is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 11299 Illinois Street, Carmel, Suite 200, Indiana 46032, and our telephone number is (317) 817-6100. Our website is www.CNOinc.com. Information on or accessible through our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS
Our business is subject to uncertainties and risks. Before deciding whether to purchase any of our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity, results of operations or prospects could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. In the case of a sale of our common stock by any selling stockholders, we will not receive any of the proceeds from such a sale.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms of the debt securities and the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture between us and U.S. Bank Trust Company, National Association, as trustee under which the debt securities will be issued. We have filed the indenture governing debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.
We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt or our subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture (see “— Consolidation, Merger or Sale” below), the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
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the title of the series of debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the series of debt securities;

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whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt or any combination thereof, and the terms of any subordination;

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the terms and conditions, if any, upon which the series of debt securities will be convertible into or exchangeable for other securities;

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whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

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the maturity date(s);

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

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the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

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provisions related to redemption or early repayment of the debt securities of our option;

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provisions related to notice of redemption, which such notice may, at our discretion, be subject to satisfaction of one or more conditions precedent (including, but not limited to, the completion of a transaction or an event such as an equity offering, debt offering or change of control of the Company);

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our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the authorized denominations;

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the form of the debt securities and whether the debt securities will be issued in definitive or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

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any depositaries, interest rate calculation agents, bid solicitation agents, conversion or exchange agents, exchange rate calculation agents or other agents with respect to the debt securities;

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any changes in the trustee for such debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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the currency of denomination of the debt securities;

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the designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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whether any underwriter(s) will act as market maker(s) for the debt securities;

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the extent to which a secondary market for the debt securities is expected to develop;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

The applicable prospectus supplement will discuss certain U.S. federal income tax considerations for holders of any debt securities, if any, and the securities exchange or quotation system on which any debt securities are to be listed or quoted, if any.

Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange rate and conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange rate; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing entity or (2) the successor person is a corporation, trust, limited liability company, partnership or other entity organized under the laws of the United States or any State thereof or the District of Columbia that expressly assumes our obligations under each series of debt securities and the indenture. In addition, we cannot complete such transaction unless immediately after completing the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we shall not be discharged from all our obligations under the debt securities and the indenture except in the case of the sale of all of our assets.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or sale, lease or transfer or other disposition of all or substantially all of our assets.
The applicable prospectus supplement will describe any modifications of this covenant.
Events of Default
The term “Event of Default,” when used in the indenture with respect to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, means any of the following:
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failure to pay interest for 30 days after the date payment is due and payable;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, upon any repurchase, by declaration or otherwise;

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failure to make sinking fund payments, if any, when due in respect of that series;

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failure to perform other covenants (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice that performance was required;

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certain events in bankruptcy or insolvency relating to us; or

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any other Event of Default provided in the applicable officers’ certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.
If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series)

of and interest on all of the debt securities of such series to be due and payable immediately. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The holders of not less than a majority in aggregate principal amount of the debt securities of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.
If an Event of Default relating to certain events in our bankruptcy or insolvency occurs and is continuing, then the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:
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the holder has previously given to the trustee written notice of default and continuance of such default;

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the holders of not less than a majority in principal amount of the outstanding debt securities of that series have requested that the trustee institute the action;

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the requesting holders have offered the trustee indemnity and security satisfactory to it for expenses and liabilities that may be incurred by bringing the action satisfactory to the trustee;

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the trustee has not instituted the action within 60 days of the request; and

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the trustee has not received inconsistent direction by the holders of a majority in principal amount of that series of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture. In addition, we will be required to notify the trustee in writing within 30 days following knowledge of the occurrence of any such default.
Transfer and Exchange
Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the subheading “— Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, premium, if any, and interest, if any, on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Discharge, Defeasance and Covenant Defeasance
Discharge.   The indenture provides that we may be discharged from any and all obligations in respect of the debt securities of any series. We will be so discharged if the applicable series of debt securities either has become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that will provide money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, in accordance with the terms of the indenture and those debt securities.
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This defeasance may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
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delivering to the trustee an opinion of counsel to the effect that the holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
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secure any debt securities (or provide additional collateral) and provide the terms and conditions for the release or substitution of the security (or additional collateral);

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evidence the assumption by a successor person of our obligations;

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make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not adversely affect the holders’ rights thereunder in any material respect or to surrender any right or power conferred upon us under the indenture;

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provide for addition of guarantees for the benefit of debt securities of any series or add a guarantor or an additional obligor under the indenture;

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add any additional Events of Default;

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cure any ambiguity or correct any inconsistency or defect in the indenture;

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add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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provide for uncertificated securities in addition to or in place of certificated securities;

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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eliminate any conflict between the terms of the indenture and the Trust Indenture Act;

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provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

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conform any provision of the indenture, the securities of any series or any related security documents to the description of such securities contained in the prospectus, the applicable prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium, if any, or interest, if any, on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning our Relationship with the Trustee
From time to time, we and our subsidiaries may maintain ordinary banking and credit relationships with U.S. Bank Trust Company, National Association and its affiliates.

DESCRIPTION OF CAPITAL STOCK
Our amended and restated certificate of incorporation authorizes us to issue 8,000,000,000 shares of common stock, par value $0.01 per share, and 265,000,000 shares of preferred stock, par value $0.01 per share. Of the authorized preferred shares, 2,000,000 are designated as Series F Junior Participating Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”). See “— Preferred Stock” and “— Fifth Amended Rights Agreement” below.
The following description of our capital stock is a summary. You should keep in mind, however, that it is our amended and restated certificate of incorporation, including any certificates of designations that are a part of our amended and restated certificate of incorporation, our amended and restated by-laws, the Fifth Amended Rights Agreement and Delaware law, and not this summary, which define your rights as a security holder. There may be other provisions in these documents that are also important to you. We encourage you to read these documents for additional information.
Common Stock
Our common stock is listed on the NYSE under the symbol “CNO.” Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock. All outstanding shares of common stock are fully paid and non-assessable.
In accordance with our Fifth Amended Rights Agreement (defined below), each of our outstanding shares of common stock has associated with it the right to purchase a one one-thousandth of a share of our Series F Preferred Stock and each share of common stock that we issue prior to the earlier of  (i) the date the preferred share purchase rights become exercisable and (ii) the expiration date of the Fifth Amended Rights Agreement, will be issued with an associated preferred share purchase right. See “— Fifth Amended Rights Agreement” below.
Dividends.   Except as otherwise provided by Delaware law or our amended and restated certificate of incorporation, and subject to all rights and preferences of holders of any outstanding shares of preferred stock, holders of common stock share ratably in all dividends and distributions, whether upon liquidation or dissolution or otherwise.
Voting.   Except as otherwise provided by Delaware law or our amended and restated certificate of incorporation and subject to the rights of holders of any outstanding shares of preferred stock, all of the voting power of our stockholders is vested in the holders of our common stock, and each holder of common stock has one vote for each share held by such holder on all matters voted upon by our stockholders.
Notwithstanding the voting rights granted to holders of common stock and preferred stock in our amended and restated certificate of incorporation or in any certificate of designations relating to any preferred stock, the voting rights of any stock held by any holder as of September 10, 2003, the effective date of our predecessor company’s plan of reorganization, are automatically reduced with respect to any particular stockholder vote or action by written consent to the extent, if any, required to avoid a presumption of control arising from the beneficial ownership of voting securities under the insurance statutes or regulations applicable to any of our direct or indirect insurance company subsidiaries, provided that no such reduction reduces such voting rights, without such holder’s written consent:
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by more than the minimum amount required to reduce such voting rights to less than 10% of the aggregate voting rights of all stock entitled to vote or consent with respect to such vote or action, or

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to the extent that such holder’s acquisition of control or deemed acquisition of control of our direct and indirect insurance company subsidiaries has been approved under, or is exempt from the approval requirements of, all insurance statutes and regulations applicable to our direct and indirect insurance company subsidiaries.

Board of Directors.   Except as otherwise provided in our amended and restated certificate of incorporation or any duly authorized certificate of designations of any series of preferred stock, directors are elected in accordance with the procedures and requirements prescribed by our amended and restated by-laws. Our amended and restated by-laws provide that, except in the case of vacancies and newly created directorships resulting from any increase in the total number of directors, each director shall be elected by the vote of the majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) with respect to the directors at any meeting for the election of directors at which a quorum is present, provided that, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.
Other.   Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Except as contemplated by our Fifth Amended Rights Agreement, holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of ours. Shares of our common stock are not subject to calls or assessments.
Preferred Stock
Each of our outstanding shares of common stock has associated with it the right to purchase a one one-thousandth of a share of our Series F Preferred Stock and each share of common stock that we issue prior to the earlier of the date such preferred share purchase rights become exercisable and the expiration date of the Fifth Amended Rights Agreement will be issued with an associated preferred share purchase right. See “— Fifth Amended Rights Agreement” below.
Fifth Amended Rights Agreement
On November 10, 2023, CNO entered into a Fifth Amended and Restated Section 382 Rights Agreement (as amended, the “Fifth Amended Rights Agreement”), with Equiniti Trust Company, LLC, as rights agent (the “Rights Agent”), which became effective on November 13, 2023. Our board of directors had previously declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock that was paid to the stockholders of record as of the close of business on January 30, 2009 pursuant to that certain Section 382 Rights Agreement, dated as of January 20, 2009, which agreement was amended and restated and then approved by our shareholders several times, most recently at the 2022 annual meeting.
The Fifth Amended Rights Agreement is intended to help protect the Company’s tax net operating loss carryforwards (“NOLs”). Our board of directors may redeem the Rights, as discussed more fully below. The Fifth Amended Rights Agreement is intended to act as a deterrent to any person (other than an Exempted Person (as defined below) or any person who has the status of a Threshold Holder (as defined below) on the date of the Fifth Amended Rights Agreement so long as such person does not increase its ownership above an additional 1% of Company 382 Securities (as defined below) then outstanding) from becoming or obtaining the right to become, a person who or which, together with all affiliates and associates of such person, is the beneficial owner of 4.99% or more of the shares of our common stock or any other class of Company 382 Securities then outstanding (each such person, a “Threshold Holder”), without the approval of our board of directors.
The Rights.   Pursuant to the Fifth Amended Rights Agreement, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series F Preferred Stock of the Company at a price of $110.00 per one one-thousandth of a share of Series F Preferred Stock (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are as set forth in the Fifth Amended Rights Agreement.
Until the close of business on the earlier of (i) the tenth business day after the first date of a public announcement that a person (other than an Exempted Person or Grandfathered Person (as defined below)) or group of affiliated or associated persons (an “Acquiring Person”) has become a Threshold Holder or (ii) the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person (other than an Exempted Person) becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be evidenced by the shares of our common stock represented by the certificates for our common stock or uncertificated book entry shares outstanding as of the record date, together with a copy of the summary of rights disseminated in connection with the original dividend of Rights. Notwithstanding the foregoing, our board of directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Fifth Amended Rights Agreement.
The Fifth Amended Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), new common stock certificates issued after the record date will contain a notation incorporating the Fifth Amended Rights Agreement by reference and, with respect to any uncertificated book entry shares issued after the record date, proper notice will be provided that incorporates the Fifth Amended Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of shares of our common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of our common stock (or uncertificated book entry shares) outstanding as of the record date, even without a notation incorporating the Fifth Amended Rights Agreement by reference (or such notice, in the case of uncertificated book entry shares) or a copy of the summary of rights included in connection with the Fifth Amended Rights Agreement, will also constitute the transfer of the Rights associated with the shares of our common stock represented by such certificate or uncertificated book entry shares, as the case may be. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
Certain Definitions
“Approved Acquisition” means (i) any acquisition of Company 382 Securities that would cause a person to qualify as a Threshold Holder and that is approved in advance by our board of directors, or (ii) a conversion (or other exchange) of Company 382 Securities for other Company 382 Securities where such conversion (or other exchange) does not increase the beneficial ownership in the Company by any person for purposes of Section 382 (defined below).
“Company 382 Securities” means our common stock and any other interest that would be treated as “stock” of the Company for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)) (“Section 382”).
“Exempted Person” means (i) the Company, (ii) any subsidiary of the Company, (in the case of subclauses (i) and (ii) including, without limitation, in its fiduciary capacity), (iii) any employee benefit plan or compensation arrangement of the Company or of any subsidiary of the Company, (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Company 382 Securities to the extent organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan or for the purpose of funding any such employee benefit plan or compensation arrangement, (v) any person (together with its affiliates and associates) whose status as a Threshold Holder will, in the sole judgment of our board of directors, not jeopardize or endanger the availability to the Company of its NOLs to be used to offset its taxable income in such year or future years (but in the case of any person determined by our board of directors to be an Exempted Person pursuant to this subparagraph (v) only for so long as such person’s status as a Threshold Holder continues not to jeopardize or endanger the availability of such NOLs, as determined by our board of directors in its good faith discretion) or (vi) any person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition and, to the extent approved by our board of directors, any person who or which acquires Company 382 Securities from any such person.
“Grandfathered Person” means any person who or which, together with all affiliates and associates of such person, was as on November 13, 2023, the beneficial owner of 4.99% or more of the Company 382 Securities outstanding on such date, unless and until such time as such person after the date of the Fifth Amended Rights Agreement acquires beneficial ownership of additional shares or other interests in Company 382 Securities representing more than 1% of the Company 382 Securities then outstanding. Any Grandfathered Person who, together with all of its affiliates and associates, subsequently becomes the beneficial owner of less than 4.99% of the Company 382 Securities shall cease to be a Grandfathered Person.
“Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382 3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a “public group” (as defined under Treasury Regulation Section 1.382 2T(f)(13)).
“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built in loss” of the Company or any of its subsidiaries, within the meaning of Section 382 of the Code.
Exercisability.   The Rights will not be exercisable until the Distribution Date.
Transfer. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.
Expiration.   The Rights are not exercisable until the Distribution Date and will expire at the earliest to occur of (i) the close of business on November 13, 2026, (ii) the close of business on November 10, 2024 if stockholder approval of the Fifth Amended Rights Agreement has not been received by or on such date, (iii) the adjournment of the first annual meeting of the stockholders of the Company following November 13, 2023 if stockholder approval of the Fifth Amended Rights Agreement has not been received prior to such time, (iv) the repeal of Section 382 or any successor statute if our board of directors determines that the Fifth Amended Rights Agreement is no longer necessary for the preservation of tax benefits or (v) the beginning of a taxable year of the Company to which our board of directors determines that no tax benefits may be carried forward (the “Final Expiration Date”), subject to (x) the extension of the Fifth Amended Rights Agreement by our board of directors by the amendment of the Fifth Amended Rights Agreement or (y) the redemption or exchange of the Rights by the Company, as described below.
Adjustments.   The Purchase Price payable, and the number of shares of Series F Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series F Preferred Stock, (ii) upon the grant to holders of the Series F Preferred Stock of certain rights or warrants to subscribe for or purchase Series F Preferred Stock at a price, or securities convertible into Series F Preferred Stock with a conversion price, less than the then current market price of the Series F Preferred Stock or (iii) upon the distribution to holders of the Series F Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series F Preferred Stock) or of subscription rights or warrants (other than those referred to above).
The Rights are also subject to adjustment in the event of a stock dividend on our common stock payable in shares of our common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the Distribution Date.
Junior Participating Preferred Stock.   Shares of Series F Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series F Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1 per share and (b) an amount equal to 1,000 times the dividend declared per share of our common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series F Preferred Stock will be entitled to a minimum preferential liquidation payment of  $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate 1,000 times the payment made per share of our common stock. Each share of Series F Preferred Stock will have 1,000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are converted or exchanged, each share of Series F Preferred Stock will be entitled to receive 1,000 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.
In the event that the quarterly dividends or certain other dividends or distributions payable on the Series F Preferred Stock are in arrears, until such accrued and unpaid dividends or distributions are paid, the company may not redeem, purchase or declare and pay dividends on our common stock or preferred stock on parity with the Series F Preferred Stock.

Because of the nature of the Series F Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series F Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock.
Effects of Triggering Events.   In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of our common stock and/or other securities or property having a market value of two times the Purchase Price.
In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.
At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of our common stock or the occurrence of an event described in the prior paragraph, our board of directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, or a fractional share of Series F Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series F Preferred Stock or our common stock will be issued (other than fractions of Series F Preferred Stock which are integral multiples of one one-thousandth of a share of Series F Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series F Preferred Stock or our common stock on the last trading day prior to the date of exercise.
Redemption.   At any time prior to the time an Acquiring Person becomes such, our board of directors may redeem the Rights in whole, but not in part, at a price of  $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of adoption of the Fifth Amended Rights Agreement (the “Redemption Price”) payable, at the option of the Company, in cash, shares of our common stock or such other form of consideration as our board of directors shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendments.   For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Fifth Amended Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Fifth Amended Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.
Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
NOL Protective Amendment to our Certificate of Incorporation
The Fifth Amended Rights Agreement assists in protecting Tax Benefits by acting as a deterrent to any person or group acquiring 4.99% or more of our stock without the approval of our board of directors, but it does not completely restrict transactions that could adversely affect such Tax Benefits. To address this concern, on May 19, 2022 our stockholders approved an amendment to our amended and restated

certificate of incorporation (the “NOL Protective Amendment”). The NOL Protective Amendment seeks to preserve the value of our NOLs by restricting any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if:
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the transferor is a Person who directly or indirectly owns or is deemed to own 4.99% or more of our stock;

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the effect of the transfer would be to increase the direct or indirect ownership of our stock by any Person from less than 4.99% to 4.99% or more of our stock; or

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the effect of the transfer would be to increase the percentage of our stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our stock.

Transfers included under the transfer restrictions include sales to Persons whose resulting percentage ownership (direct or indirect) of stock would exceed the 4.99% thresholds discussed above, or to Persons whose direct or indirect ownership of stock would by attribution cause another Person to exceed such threshold. For purposes of determining the existence and identity of, and the amount of stock owned by, any shareholder, we are entitled to rely on the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of stock. A transfer from one member of a “public group” (as defined under Treasury Regulation Section 1.382 2T(f)(13)) to another member of the same public group does not increase the percentage of our stock owned directly or indirectly by the public group, and, therefore, such transfers are not restricted.
The transfer restrictions include the right to require a proposed transferee, as a condition to registration of a transfer of any stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of stock. The transfer restrictions also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.
Consequences of Prohibited Transfers.   Any direct or indirect transfer attempted in violation of the NOL Protective Amendment would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise.
In addition to the purported transfer being void as of the date of the purported transfer, upon demand by the Company sent within 30 days of the date on which our board of directors determines that such transfer would result in stock purportedly acquired in violation of the transfer restrictions (“excess stock”), the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock within 30 days of such demand. Our agent is required to sell such excess stock in an arm’s length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any dividends or other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock at the time of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to one or more charitable organizations selected by our board of directors. If the excess stock is sold by the purported transferee before receiving the Company’s demand, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent, along with any dividends or other distributions paid with respect to such excess stock (except to the extent we grant written permission to the purported transferee to retain a portion of such sales proceeds not exceeding the amount such purported transferee would have received from our agent had our agent sold such shares).
To the fullest extent permitted by law, any shareholder who knowingly violates the transfer restrictions, and any persons controlling, controlled by or under common control with such shareholder, will be jointly and severally liable for any and all damages suffered by the Company as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the Tax Benefits and any professional fees incurred in connection with addressing such violation.
With respect to any transfer of stock which does not involve a transfer of “securities” of the Company within the meaning of Delaware law but which would cause any 4.99% shareholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.99% shareholder shall be required to dispose of any interest that is not a security of the Company, but such 4.99% shareholder and/or any Person whose ownership of securities of the Company is attributed to such 4.99% shareholder shall be deemed to have disposed of (and shall be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 4.99% shareholder, following such disposition, not to be in violation of the transfer restrictions, and such securities shall be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum aggregate amount payable to such 4.99% shareholder, or such other Person that was the direct holder of such excess stock, from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.
Modification and Waiver of Transfer Restrictions.   Our board of directors has the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions.
If our board of directors decides to grant a waiver, it may impose conditions on the acquirer or selling party. In addition, in the event of a change in law, our board of directors will be authorized to modify the applicable allowable percentage ownership interest (currently less than 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions; provided that our board of directors determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders of the Company will be notified of any such determination through a filing with the SEC or such other method of notice as the secretary of the Company shall deem appropriate.
Our board of directors may establish, modify, amend or rescind bylaws, regulations and procedures of the Company not inconsistent with the provisions of the NOL Protective Amendment for purposes of determining whether any transfer of stock would jeopardize the Company’s ability to preserve and use the Tax Benefits.
Expiration of the NOL Protective Amendment.   The NOL Protective Amendment will expire on the earlier of (i) July 31, 2025, (ii) the repeal of Section 382 or any successor statute if our board of directors determines that the NOL Protective Amendment is no longer necessary for the preservation of the Tax Benefits, and (iii) the beginning of a taxable year of the Company to which our board of directors determines that no Tax Benefits may be carried forward. Our board of directors is also permitted to accelerate the expiration date of the transfer restrictions in the event of a change in law if it determines by adopting a written resolution that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of Tax Benefits, as applicable.
Anti-Takeover Effect.   The basis for the transfer restrictions specified above is to preserve certain tax attributes of the Company. Such transfer restrictions could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity, or group to accumulate 4.99% or more of the Company’s common stock and the ability of persons, entities, or groups now owning 4.99% or more of the common stock from acquiring additional common stock, without the approval of our board of directors. Such transfer restrictions could discourage or prohibit a merger, tender offer, proxy context or accumulations of substantial blocks of common stock for which some stockholders might receive a premium above market value. In addition, such transfer restrictions may delay the assumption of control by a holder of a large block of common stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the Company’s stockholders.
Additional Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws
In addition to shares of Series F Preferred Stock authorized in connection with our Fifth Amended Rights Agreement and our NOL Protective Amendment to our amended and restated certificate of incorporation, our amended and restated certificate of incorporation and amended and restated by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing our future takeover or change of control unless the takeover or change of control is approved by our board of directors. These provisions may also render the removal of our current board of directors and of management more difficult. These provisions include:
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advance notice requirements for stockholder proposals and nominations;

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the authority of our board of directors to issue, without stockholder approval, certain series of preferred stock with such terms as our board of directors may determine;

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subject to the rights of the holders of any series of preferred stock to remove directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of preferred stock), vacancies occurring on our board of directors for any reason may be filled by vote of a majority of the remaining members of our board of directors, although less than a quorum, at any meeting of our board of directors or the stockholders;

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our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors; and

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special meetings of the Company’s stockholders may only be held upon the call of a majority of our board of directors then in office, the chairman of our board of directors or the chief executive officer of the Company, or by the secretary of the Company upon request in writing of the stockholder or stockholders holding of record at least 25% of the voting power of the issued and outstanding shares of stock of the Company entitled to vote at such meeting.

Anti-Takeover Effects of Certain Insurance Laws
The insurance laws and regulations of the jurisdictions in which we or our insurance subsidiaries do business may impede or delay a business combination involving us. State insurance holding company laws and regulations applicable to us generally provide that no person may acquire control of a company, and thus indirect control of its insurance subsidiaries, unless the person has provided required information to, and the acquisition is approved or not disapproved by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the voting power of our capital stock would be presumed to have acquired control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

DESCRIPTION OF DEPOSITARY SHARES
The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares.
The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.
General
We may choose to offer from time to time fractional interests in our debt securities and shares of our common stock or preferred stock. If we do so, we will issue fractional interests in our debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a share of common stock, a fraction of a share of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.
We will deposit the debt securities, and shares of common stock and preferred stock represented by depositary shares under a deposit agreement between us and a depositary, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received in respect of the debt securities, common stock or preferred stock, as the case may be, in proportion to the numbers of the depositary shares owned by the applicable holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.
Redemption of Depositary Shares
If we redeem a debt security, common stock or a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 15, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.
Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock
Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if  (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.
We and the depositary will not be liable under the deposit agreement to you other than for our gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties under the agreement. We and the depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock, as the case may be, unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock, as the case may be, for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants.
We may issue warrants to purchase debt or common or preferred equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:
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the title of the warrants;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the price or prices at which the warrants will be issued;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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the terms of any mandatory or optional redemption provisions relating to the warrants;

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the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

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if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

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the identity of the warrant agent;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants which may be exercised at any time; and

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information with respect to book-entry procedures, if any.

Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or common or preferred equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the debt or common or preferred equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue from time to time purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, debt securities, shares of common stock or preferred stock, or other securities that may be sold under this prospectus at a future date or dates, as the case may be. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of common stock, preferred stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of any purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.

DESCRIPTION OF UNITS
We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any applicable prospectus supplement will describe:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, purchase contracts and units being offered directly to one or more purchasers, through agents, to or through underwriters, brokers or dealers, or through a combination of any such methods of sale. In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may offer and sell securities from time to time to certain of our pension plans. The applicable prospectus supplement will set forth the terms of the offering, including the names of any selling stockholders, underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or the selling stockholders from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may also sell securities upon the exercise of rights that may be distributed to security holders.
Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
In connection with the offering of securities, we and/or the selling stockholders may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the applicable prospectus supplement. If we and/or the selling stockholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
The securities may be a new issue of securities that have no established trading market other than the common stock, which is listed on the NYSE. Any common stock sold will be listed on the NYSE, upon official notice of issuance. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities, other than the common stock, may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.
We and/or the selling stockholders may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
We will identify the specific plan of distribution, including any selling stockholders, underwriters, brokers, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement. In case of any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

VALIDITY OF THE SECURITIES
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities will be passed upon for us by our counsel, Willkie Farr & Gallagher LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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CNO Financial Group, Inc.
    % Senior Notes due

PROSPECTUS SUPPLEMENT

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